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                                                                    EXHIBIT 23.4

[LETTERHEAD OF RP FINANCIAL, LC]



                                         June 22, 2000

Board of Directors
Harris Savings Bank
235 North Second Street
Harrisburg, Pennsylvania 17101

Members of the Board of Directors:

     We hereby consent to the use of our firm's name in the Prospectus and the filing of the appraisal report and subscriptions rights letter in the Registration Statement on Form S-1, Form S-4, Combined Application H(e)-3/H(e)-1 and Form AC Application for Conversion.

                                         Sincerely,

                                         /s/ RP Financial, LC.

                                         RP FINANCIAL, LC.